As filed with the Securities and Exchange Commission on July 2, 2001

                                                           Registration No.
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            STONE ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                      72-1235413
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           625 E. Kaliste Saloom Road
                           Lafayette, Louisisana 70508
                                 (337) 237-0410
                    (Address of Principal Executive Offices)

      STONE ENERGY CORPORATION 2001 AMENDED AND RESTATED STOCK OPTION PLAN

                            (Full Title of the Plan)

                              Andrew L. Gates, III
                          Vice President, Secretary and
                                 General Counsel
                           625 E. Kaliste Saloom Road
                           Lafayette, Louisiana 70508
                     (Name and Address of Agent for Service)
                                 (337) 237-0410
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                  Alan P. Baden
                             Vinson & Elkins L.L.P.
                                666 Fifth Avenue
                                   26th Floor
                            New York, New York 10103
                                 (917) 206-8000
                              (917) 206-8100 (fax)

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

======================= ==================== ========================== ========================= =========================
  Title of Securities      Amount To Be      Proposed Maximum Offering      Proposed Maximum        Amount of Registration
   To Be Registered         Registered           Price Per Share         Aggregate Offering Price             Fee
----------------------- -------------------- -------------------------  ------------------------- -------------------------
Common Stock, par value  3,225,000 shares(1)        $48.11(2)                 $85,628,751(3)             $21,407(1)
$0.01 per share
======================= ==================== =========================  ========================= =========================

(1) A filing fee is only being paid with respect to 1,780,000 shares of Common Stock. The offer and sale of 1,445,000 shares of Common Stock covered by the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan has previously been registered by the Company's Registration Statements on Form S-8, as amended, (Commission Filing Nos. 33-67332 and 333-87849). Pursuant to Instruction E of Form S-8, 1,170,000 and 275,000 shares are being carried forward from the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan and the Stone Energy Corporation 1993 Nonemployee Directors' Stock Option Plan, respectively, together with the associated filing fees. The Company has previously paid filing fees in the amounts of $6,992 and $1,069 with respect to these shares.

(2) Calculated by dividing the proposed maximum aggregate offering price by 1,780,000 shares, the amount of additional shares to be registered for which a fee is being paid.

(3) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is the sum of (i) the product resulting from multiplying 808,450 the number of shares registered by this Registration Statement to which options have been granted (but not exercised) under the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, by $54.11 the average exercise price of such options and (ii) the product resulting from multiplying 971,550 shares, the number of shares registered by this Registration Statement as to which options may be granted under the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, by $43.11, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 27, 2001.

                                EXPLANATORY NOTE

         Restated Stock Option Plan (the "2001 Plan"). The 2001 Plan is an amendment and restatement of both the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan (the "2000 Plan") and the Stone Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (the "1993 Nonemployee Directors' Plan"). The aggregate number of shares of Common Stock that may be subject to options granted under the 2001 Plan is 3,225,000 (which number includes shares previously made subject to a stock option grant under either the 2000 Plan or the 1993 Nonemployee Directors' Plan).

     The offer and sale of 1,445,000 shares of Common Stock has previously been registered by the Company's Registration Statements on Forms S-8, as amended (Commission Filing Nos. 33-67332 and 333-87849). Pursuant to Instruction E of Form S-8, 1,170,000 and 275,000 shares are being carried forward from the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan and the Stone Energy Corporation 1993 Nonemployee Directors' Stock Option Plan, respectively, together with the associated filing fees. The Company has previously paid filing fees in the amounts of $6,992 and $1,069 respectively with respect to these shares. Both of the Company's prior Registration Statements on Forms S-8 (Nos. 33-67332 and 333-87849) have been post-effectively amended to include a copy of the 2001 Plan.

         Pursuant to the instructions to Part I of Form S-8, the prospectus which is to be used for Stone Energy Corporation's issuance of the shares subject to the 2001 Amended and Restated Stock Option Plan Incentive Plan is omitted from this Registration Statement.





                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This document incorporates by reference the documents listed below that Stone has previously filed with the Securities and Exchange Commission. They contain important information about our company and its financial condition. Some of these filings have been amended by later filings, which are also listed.

 Stone Commission Filings
    (File No. 1-12074)                        Description or Period
--------------------------          ---------------------------------------
Current Report on Form 8-K          Summary financial information for the
                                    quarter ended March 31, 2001, dated May 2,
                                    2001

Current Report on Form 8-K          Resignation of Michael S. Smith, Stone
                                    Director on April 23, 2001

Current Report on Form 8-K          Proforma summary financial information for
                                    the quarter ended December 31, 2000, dated
                                    February 28, 2001

Current Report on Form 8-K          Proforma summary proved reserve information
                                    at December 31, 2000 and 1999, dated
                                    February 21, 2001

Current Report on Form 8-K          Announcement of the completion of Stone's
                                    merger with Basin Exploration, Inc.,
                                    amendment of Stone's Certificate of
                                    Incorporation, summary financial information for Basin Exploration, Inc. and proforma summary financial information for the combined company, dated February 1, 2001.

Current Report on Form 8-K          Announcement of the completion of Stone's
                                    merger with Basin Exploration, Inc., dated
                                    February 1, 2001

Proxy statement on Schedule 14 A    For Stone's 2001 annual meeting of
                                    stockholders held on May 17, 2001

Annual Report on Form 10-K          Year Ended December 31, 2000

Quarterly Report on Form 10-Q       Quarter Ended March 31, 2001

Registration Statement on Form 8-A  Description of Stone common stock including preferred share purchase rights.

     All documents filed by Stone pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Therefore, the description of the securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the common stock offered hereby has been passed on for Stone by Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, special counsel to Stone.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Stone Energy Corporation is incorporated in the State of Delaware. Stone has authority under Section 145 of the General Corporation Law (the "DGCL") of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of Stone's Bylaws provides for indemnification of Stone's officers, directors, employees and agents.

     Section 145 of the DGCL authorizes, among other things, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation, or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by (i) a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) independent counsel if a quorum of disinterested directors so directs or (iv) the corporation's stockholders. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers Stone to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Stone, or is or was serving at the request of Stone as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against or incurred by such person in any such capacity, whether or not Stone would have the power to indemnify such person against such liability under the provisions of Section
145. Article VI of Stone's Bylaws provides that Stone may purchase and maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents, or any person serving at the request of Stone as a director, officer, employee or agent of another corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise, against any expense, liability or loss, whether or not Stone would have the power to indemnify such person against such expense, liability or loss under the DGCL. Stone has purchased and maintains a directors' and officers' liability policy for such purposes.

     Section 102 of the DGCL permits the limitation of directors' personal liability to Stone or its stockholders for monetary damage for breach of fiduciary duties as a director except in certain situations including the breach of a director's duty of loyalty or acts or omissions not made in good faith. Article Ninth of Stone's Certificate of Incorporation limits directors' personal liability to the extent permitted by the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Stone pursuant to the foregoing provisions, Stone has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

  Exhibit
    No.                           Exhibit
  -------                         -------
    4.1  -  Stone Energy Corporation 2001 Amended and Restated Stock Option Plan
    4.2  -  Form of Stone Energy Corporation Nonstatutory Stock Option Agreement
    4.3 - Form of Stone Energy Corporation Nonemployee Directors' Stock Option Agreement
    4.4  -  Stone Energy Corporation 2000 Amended and Restated Stock Option Plan
    4.5  -  Stone Energy Corporation 1999 Stock Option Plan
    5.1  -  Opinion of Vinson & Elkins, L.L.P
   23.1  -  Consent of Arthur Andersen L.L.P
   23.2  -  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
   24.1  -  Powers of Attorney (included on the original signature pages hereof)
----------

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided,  however, that the undertakings set forth in clauses (i) and
          (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on June 29, 2001.


                        STONE ENERGY CORPORATION


                    By:/s/ James H. Prince
                       ----------------------------------------------
                           James H. Prince
                           Vice President, Chief Financial Officer and Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Prince or D. Peter Canty and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                          Title                     Date
         ---------                          -----                     ----


    /s/James H. Stone                Chairman of the Board        June 29, 2001
----------------------------
       James H. Stone

   /s/Joe R. Klutts               Vice Chairman of the Board      June 29, 2001
----------------------------
      Joe R. Klutts

   /s/D. Peter Canty              President, Chief Executive      June 29, 2001
----------------------------         Officer and Director
      D. Peter Canty             (Principal Executive Officer)

  /s/ James H. Prince           Vice President, Chief Financial   June 29, 2001
----------------------------         Officer and Treasurer
      James H. Prince            (Principal Financial Officer)

  /s/ J. Kent Pierret           Vice President-Accounting, Chief  June 29, 2001
----------------------------    Accounting Officer and Controller
      J. Kent Pierret           (Principal Accounting Officer)

   /s/David R. Voelker                     Director               June 29, 2001
----------------------------
      David R. Voelker

   /s/John P. Laborde                      Director               June 29, 2001
----------------------------
      John P. Laborde

 /s/Robert A. Bernhard                     Director               June 29, 2001
----------------------------
    Robert A. Bernhard

   /s/Raymond B. Gary                      Director               June 29, 2001
----------------------------
      Raymond B. Gary

    /s/B. J. Duplantis                     Director               June 29, 2001
----------------------------
       B. J. Duplantis

    /s/Peter K. Barker                     Director               June 29, 2001
----------------------------
       Peter K. Barker

 /s/Richard A. Pattarozzi                  Director               June 29, 2001
----------------------------
    Richard A. Pattarozzi